Exhibit 10.10

AMENDMENT NO. 1 TO
ASSET PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Amendment”), dated as of November 20, 2002, is made and entered into by and between INTERNATIONAL INTEGRATED INCORPORATED, a British Virgin Islands company (“Purchaser”), and * * * (“Seller”).

RECITALS

WHEREAS, Purchaser and Seller are parties to that certain Asset Purchase Agreement, dated April 19, 2002 (the “Agreement”), pursuant to which, Purchaser agreed to purchase certain assets and assume certain liabilities of Seller.  Capitalized terms used in this Amendment but not defined herein shall have the same meanings given to such terms in the Agreement.

WHEREAS, pursuant to the Agreement, Purchaser has agreed to make Weekly Deposits (to be applied to the Purchase Price) in the amount of * * * beginning on Thursday April 25, 2002 and on each Thursday thereafter until the first to occur of the Closing, termination of the Agreement, or January 1, 2004.

WHEREAS, Purchaser has made Weekly Deposits totaling * * * as of Thursday November 14, 2002, and Purchaser is current in its obligation to pay the Weekly Deposits as of such date.

WHEREAS, Seller desires that Purchaser pay to Seller an amount equal to * * * (the “Payment”) to be used to satisfy certain funding obligations of Seller to its supplier.

* * *

WHEREAS, Purchaser and Seller desire to amend the Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree hereby as follows:

1.     Deposits.  Seller acknowledges and agrees that, as of November 14, 2002, Purchaser has made Weekly Deposits totaling * * * and that as of such date the sum total of the Initial Deposit, Execution Deposit and all Weekly Deposits equals * * *.  Seller also acknowledges and agrees that as of the date hereof, Purchaser is current in its obligation to pay the Weekly Deposits under the Agreement.

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2.     Payment.

2.1           Following the execution and delivery of this Amendment, Purchaser shall pay to Seller the Payment.  For purposes of calculating the total amount paid by Purchaser under the Agreement, Seller and Purchaser acknowledge and agree that the Payment does not constitute a deposit to be credited towards the Purchase Price.

2.2           * * *

3.     Amendment of Section 1.2(a).  Section 1.2(a) of the Agreement is hereby amended to change the reference to “Seller” in the first sentence thereof to “Purchaser”.

4.     Amendment of Schedule 1.2.  The table set forth in Schedule 1.2 of the Agreement is hereby amended to change the reference located in the first row under the column heading entitled “Adjustment Date” from “September 30, 2002” to “December 31, 2002” and to delete the entire second row, which contains references to “October 1, 2002 through December 31, 2002” and “* * *”.

5.     Effect.  Except as and to the extent amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

6.     Miscellaneous.

6.1           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  No party hereto may assign this Amendment or any rights or obligations hereunder without the prior written consent of the other party; provided, however, that Purchaser may assign its rights and obligations hereunder to a wholly owned subsidiary without the consent of Seller.

6.2           Entire Agreement.  This Amendment and the Agreement, as amended, sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and thereby.

6.3           Amendment; Waiver.  This Amendment shall not be amended or modified except by a written instrument duly executed by each of the parties hereto.  Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

6.4           Counterparts.  This Amendment may be executed in any number of counterparts and any party hereto may execute any such counterpart, including by electronic facsimile, each of which when executed and delivered shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument.

6.5           Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of California, without regard to the conflict of laws.

6.6           Severability.  If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and

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the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Asset Purchase Agreement as of the date first above written.

INTERNATIONAL INTEGRATED INCORPORATED, a British Virgin Islands company

By:
Name: Donald K. McGhan
Title: Chairman

* * *

By:
Name: * * *
Title: President

* * *       Indicates Confidential treatment requested